[DESCRIPTION]Report of 10f-3 Transactions
Securities Purchased in Underwritings Involving
Transactions with Donaldson, Lufkin, & Jenrette Securities Corporation Subject to Rule 10f-3 Under the Investment Company Act of 1940
Alliance Quasar Fund

10f-3 TRANSACTIONS FOR THE PERIOD APRIL 1, 1999 THROUGH MAY 31, 1999
                                                                         Total   % of
                                                              Shares     Shares  Offering                        Shares
                          Date     Shares   % of FundPrice perPurchased bOffered PurchasedPurchased              Held
Security*                 PurchasedPurchasedAssets   Share    Fund Group (000)   By Group(From                   05/31/99
Beyond.Com                04/08/99 180,200  0.00%    $35.00   198,200    4,000   4.96%    CS First Boston        0
I Turf                    04/09/99 8,300    0.00%    $22.00   37,300     4,200   0.89%    BT Alex Brown          0
Worldgate Communications, 04/15/99 15,400   0.00%    $21.00   62,000     5,000   1.24%    Gerard Klauer Mattis   0
Proxicom                  04/20/99 12,400   0.00%    $13.00   52,400     4,500   1.16%    BT Alex Brown          0
Launch Media              04/23/99 6,800    0.00%    $22.00   29,000     3,400   0.85%    Lewco Secs Agent       0
Republic Services, Inc.   04/27/99 938,100  0.00%    $16.88   6,499,200  100,000 6.50%    Merrill Lynch          0
Applied Theory Corporation04/29/99 9,600    0.00%    $16.00   41,800     4,500   0.93%    Bear Stearns           0
Flycast Communications Cor05/04/99 6,900    0.00%    $25.00   29,100     3,000   0.97%    BT Alex Brown          0
CAIS Internet, Inc.       05/20/99 10,700   0.00%    $19.00   45,900     6,000   0.77%    Bear Stearns           0
Juno Online Services      05/25/99 8,100    0.00%    $13.00   33,200     6,500   0.51%    Salomon Smith Barney   0
Starmedia Network, Inc.   05/25/99 20,500   0.00%    $15.00   81,400     7,000   1.16%    Goldman Sachs          0
RCN Corp.                 05/26/99 188,300  0.00%    $39.00   706,700    8,000   8.83%    Salomon Smith Barney   205,500

10f-3 TRANSACTIONS FOR THE PERIOD JUNE 1, 1999 THROUGH AUGUST 31, 1999
                                                                         Total   % of
                                                              Shares     Shares  Offering                        Shares
                          Date     Shares   % of FundPrice perPurchased bOffered PurchasedPurchased              Held
Security*                 PurchasedPurchasedAssets   Share    Fund Group (000)   By Group(From                   08/31/99
Citadel Communications Cor06/21/99 315,700  0.00%    $29.25   347,600    10,000  3.48%    CS First Boston        0
E-Loan, Inc.              06/28/99 5,100    0.00%    $14.00   22,700     3,500   0.65%    Goldman Sachs          0
Globespan, Inc.           06/23/99 11,400   0.00%    $15.00   47,400     3,250   1.46%    BancBoston Robertson   0
Internet.com              06/25/99 18,100   0.00%    $14.00   81,800     3,400   2.41%    Piper Jaffray          0
Persistence Software, Inc.06/25/99 5,600    0.00%    $11.00   25,100     3,000   0.84%    BancBoston Robertson   0
Network Plus Corp.        06/29/99 63,700   0.00%    $16.00   283,200    8,000   3.54%    Goldman Sachs          0
Commerce One, Inc.        07/01/99 13,000   0.00%    $21.00   59,000     3,300   1.79%    CS First Boston        0
Salem Communications Corp.07/01/99 104,800  0.00%    $22.50   133,700    8,400   1.59%    DB Clearing Services   0
Yankee Candle, Inc.       07/01/99 265,000  0.00%    $18.00   292,300    12,500  2.34%    Morgan Stanley         0
Triquint Semiconductor, In07/13/99 139,400  0.00%    $43.63   155,900    3,865   4.03%    SG Cowen Securities    194,600
National Information      07/15/99 46,600   0.00%    $12.00   211,500    13,000  1.63%    Lewco Secs Agent       0
Ravisent Technologies     07/15/99 160,200  0.00%    $12.00   176,700    5,000   3.53%    Bear Stearns           0
Engage Technologies, Inc. 07/19/99 13,300   0.00%    $15.00   63,000     6,000   1.05%    Goldman Sachs          0
Insweb Corp.              07/23/99 15,700   0.00%    $17.00   72,800     5,000   1.46%    Goldman Sachs          0
Focal Communications Corp.07/27/99 52,500   0.00%    $13.00   235,600    9,950   2.37%    Salomon Smith Barney   0
Liberate Technologies     07/27/99 15,900   0.00%    $16.00   70,700     6,250   1.13%    CS First Boston        0
Digex, Inc.               07/29/99 29,400   0.00%    $17.00   135,600    10,000  1.36%    Bear Stearns           299,500
Net2Phone, Inc.           07/29/99 9,000    0.00%    $15.00   41,900     5,400   0.78%    Lewco Secs Agent       0
1-800 Flowers.com         08/02/99 7,300    0.00%    $21.00   33,700     6,000   0.56%    Goldman Sachs          0
The Acrerley Group, Inc.  08/02/99 539,600  0.00%    $15.25   595,600    4,200   14.18%   Salomon Smith Barney   0
Homestore.com             08/04/99 35,900   0.00%    $20.00   157,400    7,000   2.25%    Morgan Stanley         0
Agile Software Corp.      08/19/99 2,700    0.00%    $21.00   13,000     3,000   0.43%    Morgan Stanley         0

10f-3 TRANSACTIONS FOR THE PERIOD SEPTEMBER 1, 1999 THROUGH SEPTEMBER 30, 1999
                                                                         Total   % of
                                                              Shares     Shares  Offering                        Shares
                          Date     Shares   % of FundPrice perPurchased bOffered PurchasedPurchased              Held
Security*                 PurchasedPurchasedAssets   Share    Fund Group (000)   By Group(From                   09/30/99
SDL, Inc.                 09/21/99 13,400   0.00%    $82.00   14,800     2,950   0.50%    CIBC World Markets     102,200
Trintech Group PLC        09/23/99 9,200    0.00%    $11.55   47,300     5,800   0.82%    DB Clearing Services   0
Foundry Networks          09/28/99 14,900   0.00%    $25.00   83,500     5,000   1.67%    DB Clearing Services   0
Telemate.Net Software, Inc09/29/99 4,600    0.00%    $14.00   23,700     3,500   0.68%    Soundview Technology   0
Intermap Network Services 09/29/99 20,100   0.00%    $20.00   112,200    8,700   1.29%    Morgan Stanley         0
DII Group, Inc.           09/29/99 140,900  0.00%    $33.00   669,800    6,000   11.16%   Salomon Smith Barney   140,900
Acme Communications       09/30/99 44,600   0.00%    $23.00   60,300     5,000   1.21%    DB Clearing Services   0

* Unless otherwise indicated, the securities were part of an issue registered under the Securities Act of 1933 and offered to the public.
**Indicates the puchase of an Eligible Rule 144A Security.
1) Purchases by all Alliance Funds, including the Fund, may not exceed: (a) if purchased in an offering other than an Eligible Rule 144A Offering, 25% of the principal amount of the offering of such class; or (b) if purchased in an Eligible Rule 144A Offering, 25% of the total of (i) the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, plus (ii) the principal amount of the offering of such class in any concurrent public offering.